Exhibit 11 Re: Computation of Earnings Per Share
Second Bancorp Incorporated and Subsidiaries
(Dollars in thousands, except per share data)

                                                             For the Three Months Ended      For the Six Months Ended
                                                         ------------------------------------------------------------------
                                                             June 30         June 30          June 30         June 30
                                                              2002             2001             2002            2001
                                                              ----             ----             ----            ----
Basic and Diluted
(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                            10,905,096        10,792,904        10,874,543        10,789,505
Less: Treasury shares                                        (946,168)         (785,000)         (926,197)         (775,539)
                                                         ------------------------------------------------------------------
Net Weighted average shares outstanding                     9,958,928        10,007,904         9,948,346        10,013,966
                                                         ==================================================================

Net income                                               $      4,353      $      4,258      $      9,036      $      8,345
                                                         ==================================================================
Basic Earnings Per Share                                 $       0.44      $       0.42      $       0.91      $       0.83
                                                         ==================================================================

DILUTED:
Weighted  average shares issued                            10,905,096        10,792,904        10,874,543        10,789,505
Less: Treasury shares                                        (946,168)         (785,000)         (926,197)         (775,539)
Net effect of dilutive stock options - based on the
  treasury stock method using average market price            128,075            95,156           123,020            66,007
                                                         ------------------------------------------------------------------
                                                           10,087,003        10,103,060        10,071,366        10,079,973
                                                         ==================================================================

Net income                                               $      4,353      $      4,258      $      9,036      $      8,345
                                                         ==================================================================
Diluted Earnings Per Share                               $       0.43      $       0.42      $       0.90      $       0.83
                                                         ==================================================================

Basic and Diluted before cumulative effect of                                                                   June 30
    accounting change                                                                                            2001
                                                                                                                 ----
BASIC:
Weighted  average shares issued                                                                                  10,789,505
Less: Treasury shares                                                                                              (775,539)
                                                                                                            ---------------
Net Weighted average shares outstanding                                                                          10,013,966
                                                                                                            ===============

Net income                                                                                                     $      8,446
                                                                                                            ===============
Basic Earnings Per Share                                                                                       $       0.84
                                                                                                            ===============

DILUTED:
Weighted  average shares issued                                                                                  10,789,505
Less: Treasury shares                                                                                              (775,539)
Net effect of dilutive stock options - based on the
  treasury stock method using average market price                                                                   66,007
                                                                                                            ---------------
                                                                                                                 10,079,973
                                                                                                            ===============

Net income                                                                                                     $      8,446
                                                                                                            ===============
Diluted Earnings Per Share                                                                                     $       0.84
                                                                                                            ===============



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